EXHIBIT 10.21

PROMISSORY NOTE

($75,000.00)     June 6, 2012

FOR VALUE RECEIVED, IZEA, INC., a Nevada corporation (the “Company”), and IZEA INNOVATIONS, INC., a Delaware corporation (“Innovations”) (the Company and Innovations, together, the “Borrower”), hereby promise to pay to the order of Michael Brauser and Barry Honig (together, the “Holder”), at 4400 Biscayne Blvd., Suite 850, Miami, FL 33137, or at such other office as the Holder designates in writing to the Borrower, the principal sum of seventy-five thousand and xx/100 dollars ($75,000.00) (the “Principal”), together with interest on the outstanding Principal balance hereof from the date hereof until this Note is paid in full at the rate of eight percent (8%) per annum (the “Interest”) (the Principal and the Interest, the “Total Loan Amount”). Subject to the Borrower’s right to convert or prepay at any time without premium or penalty, the Total Loan Amount hereunder shall be due and payable in full on December 4, 2012 (the “Maturity Date”). While in default, this Note shall bear interest at the rate of 18% per annum (the “Default Rate”). Payments shall be made in lawful money of the United States.

This Promissory Note amends and restates in its entirety the original Promissory Note dated May 4, 2012.

1.     Event of Default. In the event the Borrower shall (i) fail to pay this Note within thirty days following the date of this Note, (ii) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets, (iii) there shall be commenced against the Borrower, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 30 days, (iv) there shall be commenced against the Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof, (v) the Borrower shall make an assignment for the benefit of creditors, (vi) the Borrower shall be unable to, or shall admit in writing the inability to, pay its debts as they become due; or the Borrower shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing, then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by the Holder.

2.     Conversion. The Holder of this Note will have the right, exercisable at any time on or before the Maturity Date, by notice to the Company at its principal office, at the Holder's option, to convert all (but not less than all) of the then unpaid principal amount of this Note into fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a conversion price equal to the lower of (i) $0.125 per share of Common Stock or (ii) 90.0% of the then market price per share of Common Stock (the market price shall be the volume weighted average price per share of Common Stock as quoted on Bloomberg L.P. for the ten (10) trading days prior to the conversion date) (the “Conversion Price”). The entire principal amount of this Note shall be automatically converted into shares of Common Stock at the Conversion Price in the event that and at such time as the Company shall consummate a public offering of its equity securities for gross proceeds of not less than $10,000,000. The Holder shall promptly surrender this Note for conversion upon such event. No fractional shares will be issued upon conversion, but if the conversion results in a fraction, the value of such fractional share of Common Stock (determined at the Conversion Price) will be paid by the Company in cash. No payment of accrued interest on the Note shall be required to be made to the Holder upon such conversion. The occurrence of any of the following events shall trigger an adjustment from time to time to the Conversion Price and the number of shares of Common Stock into which this Note shall be converted (the “Conversion Shares”):

(a)     Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Note remains outstanding, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Note thereafter shall have the right to receive upon the conversion hereof as provided in this Section 4 and in lieu of the shares of Common Stock immediately theretofore issuable upon the conversion of this Note, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the conversion of this Note had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

(b)     Subdivision or Combination of Shares. If the Company, at any time while this Note remains outstanding, shall subdivide or combine its Common Stock, the Conversion Shares shall be proportionately adjusted and the Conversion Price shall be adjusted in accordance with Section 2(d).

(c)     Stock Dividends and Distributions. If the Company, at any time while this Note is outstanding, shall issue or pay to the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Conversion Price shall be adjusted in accordance with Section 2(d) and (ii) the number of Conversion Shares shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Note been converted immediately prior thereto.

(d)     Conversion Price Adjustment. Whenever the number of Conversion Shares is adjusted, as herein provided, the Conversion Price payable upon the conversion of this Note shall be adjusted to that price determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Conversion Shares immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Conversion Shares immediately thereafter.

(e)     Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 2 shall exclude any shares then directly or indirectly held in the treasury of the Company.

(f)     Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 2 if the amount of such adjustment shall be less than one percent (1%) of the Conversion Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Price in effect immediately before the event giving rise to such next subsequent adjustment.

(g)     Duration of Adjustment. Following each computation or readjustment provided in this Section 2, the new adjusted Conversion Price and number of Conversion Shares shall remain in effect until a further computation or readjustment thereof is required.

(h)    Reservation. The Company hereby agrees that at all times there shall be reserved for issuance upon the conversion of this Note such number of shares of its Common Stock as shall be required for issuance upon conversion of this Note. The Company further agrees that all shares which may be issued upon the conversion of the rights represented by this Note will be duly authorized and will, upon issuance and against payment of the Conversion Price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

(i)     Delivery of Shares and/or New Note. The Company shall deliver a certificate or certificates for shares of its Common Stock issuable on conversion of this Note as soon as practicable after surrender of this Note for conversion, but the person or persons to whom such certificates are issuable shall be considered the holder of record of the shares of Common Stock from the time this Note is surrendered. Except as described above, this Note is not otherwise convertible into shares of Common Stock. Upon conversion of only a portion of this Note, the Company shall issue and deliver to, or upon the written order of, the Holder hereof, at the expense of the Company, a new Note covering the principal amount of this Note not converted, which new Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Note had not been surrendered for conversion.

3. Miscellaneous.

(a)     All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)     This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)     This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

(d)    In the event that the Holder files any action to collect this Note, he shall be entitled to his reasonable attorneys’ fees and expenses.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date aforesaid.

IZEA, INC.
By: /s/ Edward H. (Ted) Murphy
Edward H. (Ted) Murphy
Chief Executive Officer

IZEA INNOVATIONS, INC.
By: /s/ Edward H. (Ted) Murphy
Edward H. (Ted) Murphy
Chief Executive Officer

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